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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 21, 2004

                          COMMONWEALTH INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                   13-3245741
(State of incorporation)                  (I.R.S. Employer Identification No.)

          500 West Jefferson Street
            PNC Plaza-19th Floor
            Louisville, Kentucky                             40202-2823
(Address of principal executive office)                      (Zip Code)

       Registrant's telephone number, including area code: (502) 589-8100

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Item 9.  Regulation FD Disclosure.

        See the following press release, dated July 21, 2004, announcing that Commonwealth Industries, Inc.to take special charges in the second quarter:

NEWS RELEASE
                                  Contact:     Kim S. Knotts
                                               Director of Investor Relations
                                               (502) 588-8207

               COMMONWEALTH INDUSTRIES TO TAKE SPECIAL CHARGES IN
                               THE SECOND QUARTER

LOUISVILLE, KENTUCKY (July 21, 2004) - Commonwealth Industries, Inc. (NASDAQ:CMIN) today announced that it expects to incur restructuring costs of approximately $15.2 million in the second quarter of 2004. The restructuring costs are related to the new management's initial efforts to improve profitability by eliminating under-performing operations and streamlining overhead, as well as the recently announced definitive merger agreement with IMCO Recycling Inc. (IMCO), which is expected to close in the fourth quarter of 2004. In addition, approximately $3.3 million of transaction costs, net of tax, related to the Alflex sale will be included in discontinued operations for the quarter.

To improve profitability and productivity, Commonwealth has closed its tube manufacturing facility in Kings Mountain, North Carolina, to focus on its core aluminum sheet and recycling operations and eliminate an unprofitable product line. Total production of tube, fabrication operations and assembly of retail products ceased on June 30, 2004. Estimated costs for the closure are approximately $7.2 million including severance costs, fixed asset and inventory write-downs, present value of equipment lease obligations and various other closing costs. Approximately $5.8 million of closure costs are expected to be recorded in the second quarter of 2004, with the balance expected to be recorded in the third quarter of this year.

The previously announced departure of the former chief executive officer and other key executives related to the upcoming merger with IMCO represents the initial steps in streamlining overhead costs, resulting in a charge of approximately $6.4 million for severance costs in the second quarter. In addition, the Company also expects to recognize approximately $3.0 million of merger-related charges in the second quarter.

Commonwealth anticipates the sale of its Alflex subsidiary, a leading manufacturer of electrical products, to Southwire Company for a cash purchase price of approximately $60 million to close on July 30, 2004. Additional transaction costs of approximately $3.3 million, net of tax, are expected to be reported in the second quarter of 2004 relating to severance and professional fees.

In the second quarter, excluding the charges detailed herein, the Company expects to report a net loss in the range of $0.30 to $0.35 per share, which includes approximately $0.28 per share in costs associated with mark-to-market adjustments of aluminum hedging transactions. As a result of these special charges, Commonwealth obtained an amendment to its credit agreement related to its financial covenants.

Commenting on the announcement, President and Chief Executive Officer, Steven J. Demetriou said, "Our initial assessment of Commonwealth's operations has led us to reenergize the focus on our core operations, shed non-core assets, and develop a plan for step-change productivity improvement. The special charges we are taking this quarter will strengthen our position in the improving aluminum industry environment and provide a more efficient cost structure for the future.

"The proposed merger with IMCO is on track and expected to produce an estimated $25 million of synergies within 24 months after closing the transaction," Demetriou continued. "While we expect additional charges related to employee severance and other costs in the third and fourth quarters, we are enthusiastic about the growth potential and opportunities presented by the merger."

Commonwealth Industries is one of North America's leading manufacturers of aluminum sheet for distributors and the transportation, construction, and consumer durables end-use markets. The Company has direct-chill casting facilities in Kentucky and continuous casting mini-mills in Ohio and California. Commonwealth also is a leading manufacturer of innovative electrical products through its Alflex operations in California and North Carolina. For more information about the Company, visit Commonwealth's website at www.ciionline.com.

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the consummation of the closing of the sale of Alflex, the consummation of the closing of the definitive merger agreement of Commonwealth and IMCO Recycling Inc., and the Company's and its subsidiaries' expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive position and growth opportunities are forward-looking statements. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the ability to close the stock purchase agreement for the sale of Alflex, the success of the implementation of the Company-wide information system, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, including synergies that the IMCO merger are expected to produce, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, the success of the Company in implementing its business strategy, and other risks as detailed in the Company's various filings with the Securities and Exchange Commission.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMMONWEALTH INDUSTRIES, INC.

                                    By    /s/ Sean M. Stack
                                          ----------------------------
                                          Sean M. Stack
                                          Vice President and Treasurer

Date: July 21, 2004